UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2015

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2015, (“QLT” or the “Company”) issued a press release announcing that it has entered into an Amended and Restated Share Subscription Agreement (the “Amended Agreement”), by and among the Company, Tribute Pharmaceuticals Canada Inc., a corporation existing under the laws of the Province of Ontario, Canada (“Tribute”), POZEN Inc., a Delaware corporation (“POZEN”), Aralez Pharmaceuticals plc, a public limited company, and Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“Aralez”) and other co-investors party thereto.

Under the Amended Agreement, immediately prior to closing of the pending merger transaction between Tribute and POZEN, Tribute will issue and sell to QLT common shares of Tribute for an aggregate purchase price of $45 million at a price per share equal to (a) the lesser of (i) $7.20, and (ii) a five percent (5%) discount off the five day volume weighted average price (“VWAP”) per share of POZEN common stock, calculated over the five trading days immediately preceding the date of closing, not to be less than $6.25, multiplied by (b) 0.1455.  In the event any of POZEN, Tribute or Aralez announce a material event (other than results of any shareholder meeting) during the ten day period immediately preceding closing, the VWAP lookback period will be reduced from five days to two days.  The common shares of Aralez are intended to be listed on NASDAQ and the Toronto Stock Exchange.  As previously announced, QLT intends to distribute the Aralez shares that it receives from the investment to its shareholders by way of a reduction of the paid up capital on QLT’s common shares.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits

Number	Description
99.1	Press Release dated December 7, 2015

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transactions referred to in this material, QLT expects to file a proxy statement with the Securities and Exchange Commission (“SEC”).  This material is not a substitute for the proxy statement or for any other document that QLT may file with the SEC and send to QLT’s shareholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF QLT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by QLT through the website maintained by the SEC at http://www.sec.gov and also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.  QLT stockholders may also obtain these documents, free of charge, from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.

QLT and certain of its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015.  This document can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available..

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Glen Ibbott
Name:	Glen Ibbott
Title:	Senior Vice President, Finance and Chief Financial Officer

Date: December 7, 2015

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